UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Bed Bath & Beyond Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Information

Bed Bath & Beyond Inc. (the “Company”) intends to file a definitive proxy statement and associated proxy card in connection with the solicitation of proxies for the Company’s 2019 Annual Meeting with the Securities and Exchange Commission (the “SEC”). Details concerning the nominees of the Company’s Board of Directors for election at the 2019 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC’s website, www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents by directing a request by mail to Bed Bath & Beyond Inc. at 650 Liberty Avenue, Union, New Jersey 07083, by contacting the Company’s proxy solicitor, D.F. King & Co., toll-free at 1 (888) 777-0320 or at bbby@dfking.com, or from the investor relations section of the Company’s website at www.bedbathandbeyond.com.

Participants in the Solicitation

The Company, its directors and certain of its executive officers will be deemed participants in the solicitation of proxies from shareholders in respect of the 2019 Annual Meeting.  Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended March 3, 2018, filed with the SEC on May 2, 2018, the Company’s quarterly reports on Form 10-Q filed with the SEC on July 6, 2018, October 10, 2018 and January 9, 2019, the Company’s Current Report on Form 8-K filed with the SEC on June 5,

2018 and the Company’s definitive proxy statement for the 2018 Annual Meeting of Shareholders, filed with the SEC on May 31, 2018.  To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the proxy statement for the 2018 Annual Meeting of Shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.  These documents can be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC, if and when they become available.

On April 22, 2019, Bath & Beyond Inc. (the “Company”) distributed the following message to its corporate employees:

Subject: Board Transformation and Governance Enhancements

Dear Fellow Associates,

As we have previously shared with you, the Bed Bath & Beyond Board of Directors has been undertaking a comprehensive review of its composition and governance. Consistent with this review, and taking into account the important feedback we’ve received from our shareholders, today we announced that five extremely qualified individuals have been appointed to serve on our Board, effective May 1, 2019:

•                  Harriet Edelman, current Vice Chairman, Emigrant Bank and former Senior Vice President and Chief Information Officer, Business Transformation and Senior Vice President, Global Supply Chain of Avon Products Inc., brings three decades of global operating experience in consumer goods and financial services.

•                  Harsha Ramalingam, current senior advisor at Boston Consulting Group, current President and Owner, Ramalingam Consulting and former Global Vice President, e-commerce Platform at Amazon.com Inc., where he was also responsible for the Chief Information Officer and Chief  Information Security Officer functions, has over 30 years of operational leadership and global expertise in information technology and internet software.

•                  Andrea Weiss, current Founding Partner, The O Alliance Consulting Services and Chief Executive Officer and Founder of Retail Consulting Inc., and former senior executive at dELiA*s, Inc., The Limited Inc., GUESS, Inc., Ann Taylor Stores, Inc. and The Walt Disney Company, was an early innovator in multi-channel commerce with significant entrepreneurial leadership experience in the retail industry.

•                  Mary Winston, current President and Founder, WinsCo Enterprises Consulting Services and former Executive Vice President and Chief Financial Officer at Family Dollar Stores Inc., is a seasoned executive with a strong background in all aspects of finance and accounting and meaningful public company board experience.

•                  Ann Yerger, current Corporate Governance Specialist, Spencer Stuart and former Executive Director at the Council of Institutional Investors, brings a strong background in corporate governance and shareholder-oriented work.

These new independent directors bring a tremendous amount of leadership experience and specific expertise in key areas such as global retail, merchandising, technology, logistics, finance and governance. As leaders in their fields, these directors have skill sets directly relevant to our business and ongoing transformation. I encourage you to read more about their diverse backgrounds in the attached press release we issued this morning.

In conjunction with the new appointments, Dean Adler, Stanley Barshay, Klaus Eppler, Jordan Heller and Victoria Morrison will step down from the Board, effective May 1. These directors have made countless valuable contributions to the Company and I am immensely grateful for their time on the Board.

We also announced today, in connection with the Board’s transformation plan, Co-Founders and Co- Chairmen Warren Eisenberg and Len Feinstein have transitioned to the role of Co-Founders, Co- Chairmen Emeriti and will retire from the Board, effective May 1. As part of this transition, Patrick Gaston, our current Lead Independent Director of the Board, has been named Independent Chairman, effective immediately. Warren and Len are two pioneers in the industry, who together have built this Company from the ground up to establish an organization that has long been trusted by our customers. We are extraordinarily grateful for all that Warren and Len have done over the years, and in their new role, I know they will continue to be extremely valuable resources to our Company.

As you all know, we are making strong progress on our business transformation plan as we execute on our mission to be the trusted expert for the home and heartfelt life events. The addition of these extremely qualified directors will help ensure our success.

As a reminder, if you receive any inquiries from the media or the investment community regarding these events, please forward them to Janet Barth, Vice President, Investor Relations, at Janet.Barth@bedbath.com or (908) 613-5820.

As we continue our focus on satisfying our customers and creating value for our shareholders, I thank you for your ongoing hard work and dedication.

Steven

On April 22, 2019, the Company distributed the following message to its sales associates:

Subject: Board Transformation and Governance Enhancements

Dear Fellow Associates,

Over the last several years, our Board of Directors has committed itself to ensuring we have best-in-class governance. This includes not only the composition of the Board, but also our governance structure. Today, we are transforming our Board and making a series of governance enhancements that we believe underscore this commitment.

Effective May 1, the Bed Bath & Beyond Board will include five newly appointed independent directors. This group of individuals bring a tremendous amount of leadership experience and specific expertise that are critical to our success. In conjunction with these appointments, five directors will step down from the Board. We have also announced a series of additional governance enhancements. I encourage you to read the attached press release we issued this morning.

In addition, in connection with the Board’s transformation plan, our Co-Founders and Co-Chairmen Warren Eisenberg and Len Feinstein, have transitioned to the role of Co-Founders, Co-Chairmen Emeriti and will retire from the Board, effective on May 1. Warren and Len are two pioneers in the industry, who together have built this Company from the ground up to establish an organization that has long been trusted by our customers. We are extraordinarily grateful for all that Warren and Len have done over the years, and in their new role, I know they will continue to be extremely valuable resources to our Company.

As a reminder, if you receive any inquiries from the media or the investment community regarding these events, please forward them to Janet Barth, Vice President, Investor Relations, at Janet.Barth@bedbath.com or (908) 613-5820.

We are making strong progress on our business transformation plan as we execute on our mission to be the trusted expert for the home and heartfelt life events. Your ongoing hard work and dedication are the key to our success. Let’s continue providing our customers with the best shopping experience!

Steven

On April 22, 2019, the Company distributed the following brochure through its Investor Relations website (http://bedbathandbeyond.gcs-web.com):

Meet the Refreshed Board1 Highly Qualified Board with Diverse Skill Sets and New Perspectives to Drive Value 9 10 Directors are Independent Harriett Edelman Independent Director, Appointed 2019 Vice Chairman, Emigrant Bank Harsha Ramalingam Independent Director, Appointed 2019 Senior advisor at Boston Consulting Group President & Owner, Ramalingam Consulting Appointed Within the Last Two Years 8 • Accomplished senior executive with over three decades of global operating experience in consumer goods and financial services • 16-year tenure serving on large public company Boards • Global expertise in IT, internet software and operations • Led Amazon’s e-commerce Platform development and created Amazon Home Services and the Amazon Custom businesses • Built EMC’s SaaS/Cloud business and spearheaded the conception of disruptive business models for Cloud storage 60% Are Women Average Years of Tenure <4 ~58 Average Age Andrea Weiss Independent Director, Appointed 2019 Founding Partner, The O Alliance Consulting Services, Chief Executive Officer and Founder of Retail Consulting Inc. Mary Winston Independent Director, Appointed 2019 President & Founder, WinsCo Enterprises Consulting Services Ethnically Diverse • Brings more than two decades of senior leadership experience and significant governance expertise across a broad range of industries • Extensive experience in all aspects of finance and accounting, as well as M&A, corporate strategy, cost restructuring programs, corporate governance/ compliance, and investor relations/ communications 40% • Brings nearly 30 years of leadership experience in the retail industry and is an early innovator in multi-channel commerce • Pioneer in creating a seamless customer experience and a key player in transforming retail into the digital space with extensive expertise in developing high-level business strategy and tactical execution plans for leading retailers and brands • Extensive experience in preparing strategic plans and implementing turnaround initiatives Brand Marketing / Product Merchandising Corporate Finance / Capital Markets / Financial Acumen Diversity Industry Experience Ann Yerger Independent Director, Appointed 2019 Corporate Governance Specialist, Spencer Stuart North American Board Practice International Experience Operations Management Expertise Public Company Board Service / Corporate Governance • Decades of experience as a leading strategy, marketing and communications expert • Corporate governance specialist, advising boards, institutional investors, and other members of the governance community on emerging trends and long-term developments in corporate governance Real Estate Senior Leadership & Strategic Planning Technology / Data Security 1 Board appointments announced April 22, 2019 are effective May 1, 2019

Meet the Refreshed Board Highly Qualified Board with Diverse Skill Sets and New Perspectives to Drive Value Patrick Gaston Independent Chairman, Named 2019 Independent Director, Appointed 2007 Steven Temares Director, Appointed 1999 CEO, Bed Bath & Beyond President & CEO of Gaston Consulting • Unique perspective of the Company having served in executive roles including CEO and COO • Leading Company’s comprehensive and multi-year transformation plan • Extensive corporate philanthropic expertise developing Corporate Social Responsibility and Philanthropic strategies • Oversaw an annual budget of $75M and a corpus of approximately $600M at the Verizon Foundation • During tenure at the Verizon Foundation, the Company became one of the Fortune 500 companies to pioneer and implement a comprehensive Corporate Responsibility Program Stephanie Bell-Rose Independent Director, Appointed 2018 Senior Managing Director & Head of the TIAA Institute JB Osborne Independent Director, Appointed 2018 Co-Founder and CEO, Red Antler Virginia Ruesterholz Independent Director, Appointed 2017 Former EVP, Strategic Initiatives, Verizon Communications Inc. • Extensive branding expertise working with companies like Casper, Allbirds, Brandless, Betterment and Boxed to build category-defining experiences • Brings experience in and knowledge of emerging technologies and data analytics utilized in digital marketing • Leads a multi-disciplinary team of strategists, designers, marketers, and engineers to help define a new generation of products and services • Brings over two decades of finance and experience • Proven leader in organizational effectiveness with extensive experience in participating, at a senior level, in business transformation in a variety of settings • Strong track record of promoting excellence and innovation in education and entrepreneurship • Brings over three decades of experience as a senior leader in the telecommunications sector • Broad experience with strategic, operational and financial matters while executing a transformational business plan • Drove a $10B global business unit of 25,000 employees • Spearheaded the rollout of the most comprehensive, high-speed fiber optic network (known as FiOS) in the U.S.